                                     SCHEDULE 14A
                                    (Rule 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant /X/
Filed by a Party other than the Registrant /  /
Check the appropriate box: /  /

/  /  Preliminary Proxy Statement          /  /Confidential, for Use of the
/X/   Definitive Proxy Statement               Commission Only (as permitted by
/  /  Definitive Additional Materials          Rule 14a-6(e)(2))
/  /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  GS Financial Corp.
-------------------------------------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)

       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
-------------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):
/X/   No fee required.

/  /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:______

     (2)  Aggregate number of securities to which transaction applies:_________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):___________

     (4)  Proposed maximum aggregate value of transaction:_____________________

     (5)  Total fee paid:______________________________________________________

/  / Fee paid previously with preliminary materials.

/  / Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:______________________________________________

     (2)  Form, schedule or registration statement no.:________________________

     (3)  Filing party:________________________________________________________

     (4)  Date filed:__________________________________________________________

                                  GS FINANCIAL CORP.
                           3798 Veterans Memorial Boulevard
                              Metairie, Louisiana  70002
                                    (504) 457-6220



                                                                 March 30, 1998

Dear Stockholder:

     You are cordially invited to attend the first Annual Meeting of Stockholders of GS Financial Corp. The meeting will be held at the main office of the Company located at 3798 Veterans Memorial Boulevard, Metairie, Louisiana on Tuesday, April 28, 1998 at 10:00 a.m., Central Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

     It is very important that your shares be voted at the Annual Meeting regardless of the number you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting.
This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     On behalf of the Board of Directors and all of the employees of the Company and the Association, I thank you for your continued interest and support.

                              Sincerely,

                              /s/ Donald C. Scott
                              -----------------------------------
                              Donald C. Scott
                              President and Chief Executive Officer

                                  GS FINANCIAL CORP.
                           3798 Veterans Memorial Boulevard
                              Metairie, Louisiana  70002
                                    (504) 457-6220

                                      ------------

                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held on April 28, 1998

                                      ------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of GS Financial Corp. (the "Company") will be held at the main office of the Company located at 3798 Veterans Memorial Boulevard, Metairie, Louisiana on Tuesday, April 28, 1998 at 10:00 a.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

     (1) To elect three directors for a three-year term expiring in 2001, and until their successors are elected and qualified;

     (2) To ratify the appointment by the Board of Directors of LaPorte, Sehrt, Romig & Hand as the Company's independent auditors for the fiscal year ending December 31, 1998; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

     The Board of Directors has fixed March 16, 1998 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                   By Order of the Board of Directors

                                   /s/ Lettie R. Moll
                                   ----------------------------------
                                   Lettie R. Moll
                                   Vice President and Secretary

Metairie, Louisiana
March 30, 1998

------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
------------------------------------------------------------------------------

                                  GS FINANCIAL CORP.

                                      ---------

                                   PROXY STATEMENT

                                      ---------

                            ANNUAL MEETING OF STOCKHOLDERS

                                    April 28, 1998

     This Proxy Statement is furnished to holders of common stock, $0.01 par value per share ("Common Stock"), of GS Financial Corp. (the "Company"), the parent holding company of Guaranty Savings and Homestead Association (the "Association"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the main office of the Company located at 3798 Veterans Memorial Boulevard, Metairie, Louisiana on Tuesday, April 28, 1998 at 10:00 a.m., Central Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about March 30, 1998.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted FOR the matters described below and upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Lettie R. Moll, Corporate Secretary, GS Financial Corp., 3798 Veterans Memorial Boulevard, Metairie, Louisiana 70002); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.


                                        VOTING

     Only stockholders of record of the Company at the close of business on March 16, 1998 ("Voting Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the Voting Record Date, there were 3,438,500 shares of Common Stock of the Company issued and outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. Directors are elected by a plurality of the votes cast with a quorum present. Abstentions are considered in determining the presence of a quorum and will not affect the plurality vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes eligible to be cast in person and by proxy at the Annual Meeting is required to ratify the appointment of the independent auditors. Under rules applicable to broker-dealers, the proposal for ratification of the auditors is considered a "discretionary" item upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker-votes."


                  INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR
                                AND EXECUTIVE OFFICERS

Election of Directors

     The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as the then total number of directors constituting the Board of Directors permits. The directors shall be elected by the stockholders of the Company for staggered terms, or until their successors are elected and qualified.

     At the Annual Meeting, stockholders of the Company will be asked to elect one class of directors, consisting of three directors, for a three-year term expiring in 2001, and until their successors are elected and qualified.

     No director is related to any other director or executive officer by first cousin or closer, except that Donald C. Scott and Bruce A. Scott are brothers and Bruce A. Scott and Stephen L. Cory are brothers-in-law. Each nominee currently serves as a director of the Company and of the Association.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

     The following tables present information concerning the principal occupations of the nominees for director and the continuing directors of the Company during the last five years, including tenure as a director. All of the below-listed directors also serve as directors of the Association.

    Nominees for Director for Three-Year Terms Expiring in 2001

                                                                        PRINCIPAL OCCUPATION DURING             DIRECTOR
NAME                                               AGE(1)                   THE PAST FIVE YEARS                 SINCE(2)
-----------------------------------------------  -----------  -----------------------------------------------  -----------

Victor Kirschman                                    74        Mr. Kirschman is the Chairman of M. Kirschman &     1977
                                                              Co., Inc., a retail furniture business with its
                                                              main office in New Orleans, Louisiana.

Mannie D. Paine, Jr.                                81        Dr. Paine is a retired physician. Dr. Paine has     1976
                                                              provided consulting services to Blue Cross and
                                                              Blue Shield of Louisiana since 1985.

Donald C. Scott                                     46        Mr. Scott has served as President and Chief         1982
                                                              Executive Officer of the Company since February
                                                              1997 and President of the Association since
                                                              March 1985; prior thereto, he served in various
                                                              management and other positions at the
                                                              Association.

    The Board of Directors recommends that you vote FOR election of the nominees for Director.

DIRECTORS WHOSE TERMS ARE CONTINUING

                    Directors with a Term Expiring in 1999

                                                                        PRINCIPAL OCCUPATION DURING             DIRECTOR
NAME                                               AGE(1)                   THE PAST FIVE YEARS                 SINCE(2)
-----------------------------------------------  -----------  -----------------------------------------------  -----------

Kenneth B. Caldcleugh                               48        Mr. Caldcleugh is the President and Owner of        1996
                                                              The Cellars of River Ridge, a fine wine and
                                                              spirit retail outlet in Louisiana. Prior
                                                              thereto, Mr. Caldcleugh was the Vice President
                                                              and Regional Manager of Glazer Companies of
                                                              Louisiana (formerly Glazer Wholesale Spirit &
                                                              Wine Distributors), from 1973 to 1996.

                                                (Footnotes on following page)

                                                                        PRINCIPAL OCCUPATION DURING             DIRECTOR
NAME                                               AGE(1)                   THE PAST FIVE YEARS                 SINCE(2)
-----------------------------------------------  -----------  -----------------------------------------------  -----------
Bradford A. Glazer                                  42        Mr. Glazer is Senior Vice President of              1991
                                                              Espy & Straus, Inc., Cincinnati, Ohio,
                                                              a real estate brokerage, development
                                                              and management firm. Prior thereto, Mr.
                                                              Glazer was the Chairman of Glazer Steel
                                                              Corporation, a metal service center in
                                                              New Orleans, Louisiana and Knoxville,
                                                              Tennessee.

Bruce A. Scott                                      45        Mr. Scott is an attorney and has served             1982
                                                              as Executive Vice President of the
                                                              Company since February 1997 and
                                                              Executive Vice President of the
                                                              Association since 1985. Mr. Scott also
                                                              serves as legal counsel and Personnel
                                                              Manager of the Association, and
                                                              performs certain legal services for the
                                                              Association and its borrowers in
                                                              connection with real estate loan
                                                              closings and receives fees from the
                                                              borrowers in connection therewith.

                              Directors with a Term Expiring in 2000

                                                                        PRINCIPAL OCCUPATION DURING             DIRECTOR
NAME                                               AGE(1)                   THE PAST FIVE YEARS                 SINCE(2)
-----------------------------------------------  -----------  -----------------------------------------------  -----------

Stephen L. Cory                                     48        Mr. Cory is an insurance agent and President of     1995
                                                              the Cory, Tucker & Larrowe Agency in Metairie,
                                                              Louisiana.

J. Scott Key                                        45        Mr. Key is the President and Chief Operating        1991
                                                              Officer of Kencoil, Inc. (previously D&S
                                                              Industries), an electric motor coil
                                                              manufacturer and its subsidiary Scott Armature,
                                                              a provider of sales and services of electrical
                                                              apparatus, in Belle Chasse, Louisiana.

Albert J. Zahn, Jr.                                 46        Mr. Zahn is a certified public accountant and       1992
                                                              partner in the firm of Zahn, Kenney & Bresette
                                                              in Metairie, Louisiana.

------------------------------
(1) As of March 16, 1998.
(2) Includes service as a director of the Association.

Shareholder Nominations

     Article 6, Section F ("Article 6.F.") of the Company's Articles of Incorporation ("Articles") governs nominations of candidates for election as director at any annual meeting of stockholders and provides that such nominations, other than those made by the Board, may be made by any stockholder entitled to vote at such annual meeting provided such nomination is made in accordance with the procedures set forth in Article 6.F., which is summarized below.

     Nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Company Stock which are Beneficially Owned (as defined in Article 9.A(e) of the Articles) by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, but not limited to, information required to be disclosed by Items 4, 5, 6 and 7 of Schedule 14A (or any successors of such items or schedules); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of Company Stock which are Beneficially Owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice.

     The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of Article 6.F. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of Article 6.F in any material respect, the Secretary of the Company shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of Article 6.F in any material respect, then the Board of Directors may reject such stockholder's nomination. The Secretary of the

Company shall notify a stockholder in writing whether his nomination has been made in accordance with the time and informational requirements of Article 6.F. Notwithstanding the foregoing procedures, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of Article 6.F. If the presiding officer determines that a nomination was made in accordance with the terms of Article 6.F, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the terms of Article 6.F, he shall so declare at the annual meeting and the defective nomination shall be disregarded.

Committees and Meetings of the Board of the Association and Company; Director Nominations

     The Board of Directors of the Company has not established any committees of the Board to date other than a Compensation Committee. Nominations for director of the Company are made by the full Board of Directors. During the fiscal year ended December 31, 1997, the Board of Directors of the Company met 13 times. No director of the Company attended fewer than 75% of the total number of Board meetings or committee meetings on which he served that were held during this period, except for Mr. Kirschman who attended 8 of the 13 Board meetings.

     Compensation Committee. The Compensation Committee of the Company consists of Messrs. Caldcleugh, Cory and Key and Dr. Paine. The Compensation Committee reviews the compensation of the Company's executive officers. The Compensation Committee met once during 1997. The report of the Compensation Committee with respect to compensation for the Chief Executive Officer and all other executive officers for fiscal 1997 is set forth under "Executive Compensation - Report of the Compensation Committee." No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries or the Association.

     The Association has established committees which include members of the Board and senior management and which meet as required. These committees include Executive, Compensation, Real Estate, Nominating and Audit Committees.

     Executive Committee. The Executive Committee of the Association consists of Messrs. Caldcleugh, Key, Kirschman and Zahn. The Executive Committee is authorized to act, in most instances, with the same authority as the Board of Directors of the Association between meetings of the full Board. The Executive Committee did not meet during 1997.

     Compensation Committee. The Compensation Committee of the Association consists of Messrs. Caldcleugh, Glazer, Key and Kirschman and Dr. Paine. The Compensation Committee reviews the compensation of the executive officers of the Association. No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries or the Association. The Compensation Committee met two times during 1997.

     Audit Committee. The Audit Committee of the Association consists of Messrs. Key, Weber and Zahn and Dr. Paine. The Audit Committee supervises the Association's internal auditing functions and is responsible for reviewing the performance, and overseeing the engagement, of the Association's independent certified public accountants. The Audit Committee met once during fiscal 1997.

Executive Officers Who Are Not Directors

     Set forth below is information with respect to the principal occupations during the last five years for the two executive officers of the Company and the Association who do not serve as directors.


NAME                                                    AGE(1)       PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
----------------------------------------------------  -----------  ----------------------------------------------------

Lettie R. Moll                                           44        Ms. Moll has served as Vice President and Secretary
                                                                   of the Company since 1997 and Vice President and
                                                                   Secretary of the Association since March 1987 and
                                                                   March 1982, respectively.

Ralph E. Weber                                           53        Mr. Weber has primary responsibility for the
                                                                   Association's data processing requirements and has
                                                                   served as Vice President of the Company and the
                                                                   Association since February 1997 and March 1987,
                                                                   respectively.

-------------------------------
(1)  As of March 16, 1998.
Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act requires the officers and directors, and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the Company's Common Stock.

     Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, 1997, the Company's officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Exchange Act.

                         BENEFICIAL OWNERSHIP OF COMMON STOCK
                     BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors of the Company, (iii) those executive officers of the Company whose salary and bonus exceeded $100,000 in fiscal 1997, and (iv) all directors and executive officers of the Company and the Association as a group.


                                                            AMOUNT AND NATURE
                                NAME OF BENEFICIAL            OF BENEFICIAL      PERCENT OF
                                OWNER OR NUMBER OF           OWNERSHIP AS OF       COMMON
                                 PERSONS IN GROUP           MARCH 16, 1998(1)       STOCK
----------------------------------------------------------  ------------------  -------------
GS Financial Corp.
Employee Stock Ownership Plan
and Trust
3798 Veterans Memorial Boulevard
Metairie, Louisiana 70002                                           275,080(2)           8.0%

Directors:

Kenneth B. Caldcleugh.....................................            5,100               *
Stephen L. Cory...........................................            7,000               *
Bradford A. Glazer........................................           11,000(3)            *
J. Scott Key..............................................           25,000               *
Victor Kirschman..........................................           15,000               *
Mannie D. Paine, Jr., M.D.................................           12,500(4)            *
Bruce A. Scott ...........................................           36,293(2)(5)       1.1
Donald C. Scott...........................................           35,726(6)          1.0
Albert J. Zahn, Jr. ......................................           34,500(7)          1.0
All directors and executive officers of the Company and
  the Association as a group (11 persons).................          200,231             5.8

                                                              (Footnotes on following page)

_________________

 *   Represents less than 1% of the outstanding Common Stock.

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) The GS Financial Corp. Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the GS Financial Corp. Employee Stock Ownership
     Plan ("ESOP") by an agreement between the Company and Ms. Lettie R. Moll and Messrs. Ralph Weber and Bruce Scott who act as trustees of the plan
     ("Trustees"). As of the Voting Record Date, 23,465 shares held in the Trust have been allocated to the accounts of participating employees. The
     251,615 unallocated shares held in the Trust as of the Voting Record Date will be voted by the Trustees in accordance with their fiduciary duties as Trustees. The amount of Common Stock beneficially owned by directors who serve as Trustees of the ESOP and by all directors and executive officers as a group does not include the shares held by the Trust.

(3)  Includes 1,000 shares of Common Stock owned by Mr. Glazer's wife.

(4)  Includes 6,250 shares of Common Stock owned by Dr. Paine's wife.

(5) Includes 5,000 shares of Common Stock held in trusts for the benefit of Bruce Scott's children, for which Mr. Scott is the trustee. Mr. Scott disclaims beneficial ownership as to the shares held in such trusts. Also includes 5,000 shares owned by Mr. Scott's wife. Also includes 2,293 shares of Common Stock allocated to Mr. Scott under the ESOP which the Trustees will vote in accordance with Mr. Scott's instructions.

(6) Includes 23,100 shares of Common Stock held jointly with Donald Scott's wife and 4,000 shares held in trusts for the benefit of Mr. Scott's children, for which Mr. Scott is the Trustee. Mr. Scott disclaims beneficial ownership as to the shares held in such trusts. Also includes
     2,500 shares owned by Mr. Scott's wife. Also includes 2,626 shares of Common Stock allocated to Mr. Scott under the ESOP which the Trustees will vote in accordance with Mr. Scott's instructions.

(7)  Includes 9,500 shares of Common Stock owned by Mr. Zahn's wife.

                                EXECUTIVE COMPENSATION

Summary Compensation Table

     The Company has not yet paid separate compensation to its directors and officers. The following table sets forth a summary of certain information concerning the compensation paid by the Association for services rendered in all capacities during the year ended December 31, 1997, 1996 and 1995 to the President and Chief Executive Officer and the Executive Vice President. No other executive officers of the Company or the Association had total annual compensation in excess of $100,000 during fiscal 1997.


                                                                                             LONG-TERM COMPENSATION
                                                               ANNUAL COMPENSATION
                                                       ------------------------------------  -----------------------
                                                                                  OTHER      RESTRICTED
                                                                                 ANNUAL        STOCK                    ALL OTHER
                 NAME AND                                                     COMPENSATION     AWARDS      OPTIONS    COMPENSATION
            PRINCIPAL POSITION                YEAR       SALARY      BONUS         (1)          (2)          (3)           (4)
------------------------------------------  ---------  ----------  ---------  -------------  ----------  -----------  -------------
Donald C. Scott...........................       1997  $  123,173  $   9,490    $       0    $  590,992      85,962     $  54,818
President and Chief                              1996     100,600     36,004       16,413             0           0             0
Executive Officer                                1995      97,127     16,552       13,642             0           0             0

Bruce A. Scott............................       1997  $  106,750  $   8,907    $       0    $  590,992      85,962     $  47,866
Executive Vice President                         1996      91,900     32,857       14,971             0           0             0
                                                 1995      88,650     15,106       12,451             0           0             0

_______________

(1) Amounts reflect the Association's contribution to its defined contributory pension plan on behalf of the employee. Annual compensation does not include amounts attributable to other miscellaneous benefits received by the executive officers. The costs to the Association of providing such other miscellaneous benefits during fiscal 1997 did not exceed the lesser of $50,000 or 10% of the total salary and bonus paid to or accrued for the benefit of such individual executive officer.

(2) Represents the grant of 34,385 shares of restricted Common Stock to each of Messrs. Donald Scott and Bruce Scott pursuant to the Company's Recognition
     Plan, which were deemed to have the indicated value at the date of grant, October 15, 1997, and which had a fair market value at December 31, 1997 of $717,787 and $717,787 for Messrs. Donald Scott and Bruce Scott, respectively. The awards are earned at a rate of 20% per year from the date of grant. Dividends paid on the restricted Common Stock are held in the Recognition Plan Trust and paid to the recipient when the restricted stock is earned.

(3) Consists of awards of stock options which are exercisable at the rate of 20% per year from the date of grant.

(4) Consists of amounts allocated during the year ended December 31, 1997 on behalf of each individual pursuant to the ESOP.

Compensation of Directors

     Members of the Company's Board of Directors receive no compensation for attending meetings of the Board. Members of the Board of Directors of the Association are paid $700 for each Board meeting regardless of attendance and $500 for each Audit Committee meeting attended and $200 for each Compensation Committee meeting attended.

     Each non-employee director of the Company received 14,736 non-qualified stock options on October 15, 1997 with an exercise price of $17.1875, pursuant to the Company's 1997 Stock Option Plan ("Stock Option Plan"). Such options vest ratably over five years. In addition, each non-employee director of the Company also received 5,894 shares of restricted Common Stock on October 15, 1997 which will be earned ratably over five years, pursuant to the Company's Recognition Plan. Dividends paid on the restricted Common Stock are held in the Recognition Plan Trust and paid to the recipient when the restricted stock is earned. Future grants or awards under the Stock Option Plan or Recognition Plan are at the discretion of the Company's Board or a Committee appointed by the Board, consistent with the respective terms of such plans.


Employment and Severance Agreements

     The Company and the Association (collectively the "Employers") in February 1997 entered into employment agreements with Messrs. Donald Scott and Bruce Scott. The Employers agreed to employ Messrs. Donald Scott and Bruce Scott each for a term of three years in their then current positions at their then current base salaries. The agreements were amended on September 11, 1997, in part, to increase the base salaries of Messrs. Donald Scott and Bruce Scott to $125,000 and $120,000, respectively. At least 30 days prior to each annual anniversary date of each of the employment agreements, the Boards of Directors of the Company and the Association shall determine whether or not to extend the term of each agreement for an additional one year. Any party may elect not to extend the agreements for an additional year by providing written notice at least 30 days prior to any annual anniversary date.

     The agreements are terminable with or without cause by the Employers. The officers shall have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however, that (i) in the event that an officer terminates his employment because of failure of the Employers to comply with any material provision of the employment agreements or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the officer as a result of certain adverse actions which are taken with respect to the officer's employment following a Change in Control of the Company, as defined, Messrs. Donald Scott and Bruce Scott will each be entitled to cash severance payments equal to three times his average annual compensation over his most recent five taxable years. In addition, the officer will be entitled to a continuation of benefits similar to those he is receiving at the time of such termination for the period otherwise remaining under the term of the agreement or until he obtains full-time employment with another employer, whichever occurs first.

     A Change in Control is generally defined in the employment agreement to include any change in control required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

     The employment agreements provide that in the event that any payments to be paid thereunder are deemed to constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then such payments and benefits received thereunder shall be reduced, in the manner determined by the employee, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Parachute payments generally are payments equal to or exceeding three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

                (The remainder of this page intentionally left blank.)

Stock Options

     The following table sets forth certain information concerning grants of stock options awarded to the named executive officers during fiscal 1997.

                          Option Grants in Last Fiscal Year

                                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                                    AT ASSUMED ANNUAL RATES
                                                                                                  OF STOCK PRICE APPRECIATION
                                      INDIVIDUAL GRANTS                                               FOR OPTION TERM(3)
---------------------------------------------------------------------------------------------  ---------------------------------
                                OPTIONS       % OF TOTAL OPTIONS       EXERCISE   EXPIRATION
NAME                            GRANTED     GRANTED TO EMPLOYEES(1)    PRICE(2)      DATE              5%               10%
----------------------------  -----------  -------------------------  ----------  -----------  -------------------  ------------

Donald C. Scott.............      85,962                25.0%         $  17.1875    10/15/07   $           929,174  $  2,354,710

Bruce A. Scott..............      85,962                25.0             17.1875    10/15/07               929,174     2,354,710


(1)  Percentage of options granted to all employees during 1997.

(2) In each case the exercise price was based on the fair market value of a share of Common Stock on the date of grant.

(3) Assumes compounded rates of return for the remaining life of the options and future stock prices of $27.9966 and $44.5799 at compounded rates of return of 5% and 10%, respectively.

     The following table sets forth certain information concerning exercises of stock options by the named executive officers during the year ended December 31, 1997 and options held at December 31, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES

                                                                                                VALUE OF
                                                                                               UNEXERCISED
                                                                 NUMBER OF UNEXERCISED          OPTIONS AT
                                SHARES                            OPTIONS AT YEAR END          YEAR END(1)
                              ACQUIRED ON         VALUE      ------------------------------  ---------------
NAME                           EXERCISE         REALIZED       EXERCISABLE    UNEXERCISABLE    EXERCISABLE
-------------------------  -----------------  -------------  ---------------  -------------  ---------------

Donald C. Scott..........         --               --              --              85,962          --

Bruce A. Scott...........         --               --              --              85,962          --




NAME                                         UNEXERCISABLE
-------------------------------------------  -------------
Donald C. Scott............................   $   316,985
Bruce A. Scott.............................       316,985


(1)  Based on a per share market price of $20.875 at December 31, 1997.

Transactions With Certain Related Persons

     The Company's and Association's policies provide that all loans made by the Association to the directors, officers and employees of the Company and the Association are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. All such loans outstanding as of December 31, 1997 were made by the Association in the ordinary course of business and were not made with favorable terms nor did they involve more than the normal risk of collectibility. As of December 31, 1997, five of the directors and executive officers of the Company had aggregate loan balances in excess of $60,000, which amounted to $955,000 in the aggregate. The Company believes that such loans do not involve more than the normal risk of collectibility.

Report of the Compensation Committee

     The Compensation Committee (the "Committee") is composed entirely of non-employee members of GS Financial Corp.'s (the "Company") Board of Directors (the "Board"). It is the responsibility of the Committee to review and recommend to the Board for approval changes to the Company's executive compensation policies and programs.

     The goals of the Committee are to provide an executive compensation program which allows for the recruitment, retention and motivation of highly qualified executives whose positions are deemed to be key to the Company's current and future success. The Committee attempts to achieve these objectives through a combination of base salary, cash bonus awards, and awards under the Company's 1997 Stock Option Plan and its 1997 Recognition and Retention Plan and Trust.

     Base Salary. The salaries of executive officers are reviewed annually by the Committee and are established for individual executive officers based on subjective evaluations of individual performance and the individual's skills, experience and background. The Committee analyzes information from several national executive compensation survey sources for comparison of compensation paid by institutions in the Company's peer group.

     Cash Bonus Awards. The Committee considers on an annual basis whether to pay cash bonuses to the Company's employees, including the Company's executive officers. The Committee places significant consideration on the earnings and income of the Company in making its determination. The Committee's objective is to ensure the Company will remain competitive in its compensation practices and enable it to retain qualified executive officers. The awarding of cash bonuses is determined in the sole discretion of the Board of Directors.

     Stock Options and Grants Under the Company's 1997 Recognition and Retention Plan and Trust ("RRP"). The granting of stock options and plan share awards to directors, executive officers and other employees of the Company are done so as a means of providing long-term incentive to those individuals. The Committee believes that stock options and awards under the RRP encourage increased performance and align the interest of those individuals with the interests of the Company's shareholders. The stock options and plan share awards under the RRP, which were granted in 1997, vest over a five year period at a rate of 20% per year from the date of grant. The vesting schedule provides additional incentive to the Board and management to remain with the Company long-term and actively participate in its progress.

Chief Executive Officer Compensation

     During 1997, Donald C. Scott served as Chairman of the Board and Chief Executive Officer. In February 1997, the Company and Mr. Scott entered into a three year employment agreement, with a base salary of $102,500.00. The term of the employment agreement may be extended by the Board of Directors for additional periods of one year. In September 1997, the Board of Directors amended Mr. Scott's employment agreement to increase his annual base salary to $125,000.00.

     The Committee considered both quantitative and qualitative criteria in determining an appropriate level of base compensation for the Chief Executive Officer ("C.E.O.") and other executive officers. The quantitative factors consist of, but are not limited to, net income of the Company, profitability ratios, asset growth and quality, the performance of the common stock of the Company and comparisons with the compensation levels of other C.E.O.'s of financial institutions in the Company's peer group. The qualitative factors reviewed include leadership and management skills of the C.E.O., satisfactory regulatory examinations, success of the stock conversion, the fluency of the transition from mutual to stock organization, and maintenance of relationships with investors, customers, analysts and industry regulators. Although no specific weight is assigned to any of these factors, all are incorporated into a determination regarding the level at which to set, and the amount by which to change, the base compensation of executive officers.

     In conjunction with the conversion and initial public offering, in 1997, Mr. Donald Scott was awarded stock options of 85,962 shares of common stock of GS Financial Corp., exercisable at a rate of 20% per year from the date of grant, October 15, 1997. Mr. Donald Scott was granted 34,385 shares of restricted Common Stock pursuant to the Company's RRP on October 15, 1997, which are earned at a rate of 20% per year from the date of grant.


                                             Kenneth B. Caldcleugh
                                             Stephen L. Cory
                                             J. Scott Key
                                             Dr. Mannie D. Paine, Jr.

Performance Graph

     The following graph compares the cumulative total return relating to the Common Stock since the Company's initial public offering of its Common Stock on April 1, 1997 with (i) the cumulative total return on the stocks included in the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") Stock Market Index (for United States companies), and (ii) the cumulative return on the stocks in the SNL -LESS THAN-$250M Thrift Index.
All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable period.

[Tabular information immediately below is depicted graphically here]

                             Period Ending


Index                  4/1/97         6/30/97          9/30/97         12/31/97
-----                  ------         -------          -------         --------

GS Financial Corp.     100.00         114.95           122.98           158.30

NASDAQ - Total US      100.00         118.90           139.01           130.37

SNL -LESS THAN-$250M
Thrift Index           100.00         108.97           130.11           143.24

     The above graph represents $100 invested in the Company's initial public offering of Common Stock on April 1, 1997 at $10.00 per share. The Common Stock commenced trading on the Nasdaq National Market on April 1, 1997 at $13.00 per share.

                       RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed LaPorte, Sehrt, Romig & Hand, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 1998, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

     The Company has been advised by LaPorte, Sehrt, Romig & Hand that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. LaPorte, Sehrt, Romig & Hand will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     The Board of Directors recommends that you vote FOR the ratification of the appointment of LaPorte, Sehrt, Romig & Hand as independent auditors for the fiscal year ending December 31, 1998.

                                STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in April, 1999, must be received at the principal executive offices of the Company, 3798 Veterans Memorial Boulevard, Metairie, Louisiana 70002, Attention: Lettie R. Moll, Corporate Secretary, no later than November 30, 1998. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

     Stockholder Proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article 9.D. of the Company's Articles of Incorporation.

                                    ANNUAL REPORTS

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1997 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

                                    OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                         By Order of the Board of Directors

                         /s/ Donald C. Scott
                         ---------------------------------------
                         Donald C. Scott
                         Chairman of the Board



March 30, 1998

                                                                   Form of Proxy

REVOCABLE PROXY

                                 GS FINANCIAL CORP.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GS FINANCIAL CORP. FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 1998 AND AT ANY ADJOURNMENT THEREOF.

     The undersigned hereby appoints J. Scott Key, Bruce A. Scott and Lettie R. Moll as proxies, each with power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of GS Financial Corp. (the "Company") held of record by the undersigned on March 16, 1998 at the Annual Meeting of Shareholders to be held at the Company's corporate headquarters located at 3798 Veterans Memorial Boulevard, Metairie, Louisiana 70002, on Tuesday, April 28, 1998, at 10:00 a.m., Central Time, and any adjournment thereof.

1.   ELECTION OF DIRECTORS FOR THREE-YEAR TERM

     /  /  FOR all nominees listed below      /  /  WITHHOLD AUTHORITY
           (except as marked to the                 to vote for all
           contrary below)                          nominees listed
           below

     Nominees for three-year term expiring in 2001:

Victor Kirschman, Mannie D. Paine, Jr. and Donald C. Scott.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

_____________________________________________________________________________

2. PROPOSAL TO RATIFY THE APPOINTMENT by the Board of Directors of LaPorte, Sehrt, Romig & Hand as the Company's independent auditors for the year ending December 31, 1998

      /  / FOR       /  / AGAINST        /  / ABSTAIN


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                                                     (Continued on reverse side)

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF AUDITORS IN PROPOSAL 2 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.


     Dated:______________________________, 1998

                                         ---------------------------------------

                                         ---------------------------------------
                                                       Signatures

Please sign this proxy exactly as your names(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

--------------------------------------------------------------------------------
     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                                 [GS FINANCIAL CORP.]




                                    March __, 1998


To:  Participants in the Company's Employee Stock Ownership Plan


     As described in the attached materials, your proxy as a shareholder of GS Financial Corp. (the Company") is being solicited in connection with the proposals to be considered at the Company's upcoming Annual Meeting of Shareholders. We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of the Company allocated to your account pursuant to the Company's Employee Stock Ownership Plan ("ESOP") will be voted.

     Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, and a voting instruction ballot, which will permit you to vote the shares in your account. After you have reviewed the Proxy Statement, we urge you to vote your restricted shares held pursuant to the ESOP by marking, dating, signing and returning the enclosed voting instruction ballot to the administrators of the ESOP. The Plan Administrators will certify the totals to the ESOP Trustee for the purpose of having those shares voted by the Trustees.

     We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the ESOP are not received, the shares allocated to your account will be voted in the same proportion as all allocated shares under the ESOP are voted. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

     Please note that the enclosed material relates only to those shares which have been allocated to you under the ESOP. You will receive other voting material for those shares owned by you individually and not under the ESOP.

                                                  Sincerely,



                                                  Donald C. Scott
                                                  President and
                                                  Chief Executive Officer

                                  GS FINANCIAL CORP.

     The undersigned hereby instructs the Trustee of the Employee Stock Ownership Plan and Trust ("ESOP") of GS Financial Corp. (the "Company") to vote, as designated below, all the shares of Common Stock of the Company allocated to my account pursuant to the ESOP as of March 16, 1998 at the Annual Meeting of Shareholders to be held at the Company's corporate headquarters located at 3798 Veterans Memorial Boulevard, Metairie, Louisiana, 70002, on Tuesday, April 28, 1998, at 10:00 a.m., Central Time, and any adjournment thereof.

1.   ELECTION OF DIRECTORS FOR THREE-YEAR TERM

    / /   FOR all nominees listed below          / /   WITHHOLD AUTHORITY
          (except as marked to the                     to vote for all
          contrary below)                              nominees listed
                                                       below

     Nominees for three-year term expiring in 2001:

Victor Kirschman, Mannie D. Paine, Jr. and Donald C. Scott.


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT by the Board of Directors of LaPorte, Sehrt, Romig & Hand as the Company's independent auditors for the year ending December 31, 1998.

     / /  FOR       / /  AGAINST        / /  ABSTAIN

3. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

     The Company's Board of Directors recommends a vote FOR the Board's nominees for director and FOR Proposal 2. Such votes are hereby solicited by the Company's Board of Directors.


                                            Dated: ____________________ , 1998




                                            ---------------------------------
                                                           Signature


If you return this card properly signed but you do not otherwise specify, shares will be voted for the Board of Directors' nominees for director and for Proposal
2. If you do not return this card, your shares will be voted by the Trustee in the same proportion as all allocated shares under the ESOP are voted.